                                                                   EXHIBIT 10.32


                                   EXHIBIT A


                                   SUBLEASE

     THIS SUBLEASE (this "Sublease") is entered into as of June __, 1997, by and between MACY'S EAST, INC., an Ohio corporation, successor by merger to Jordan Marsh Stores Corporation, an Ohio corporation ("Macy's"), as sublandlord, and MAXWELL SHOE COMPANY, INC., a corporation ("Maxwell"), as subtenant.

I.     Master Lease and Prior Sublease.
       --------------------------------

       A. Macy's entered into a Lease (as amended, the "Master Lease"), dated December 13, 1990, with John H. Finley, III, Trustee of Brockton Oak Real Estate Trust, under Declaration of Trust dated August 24, 1989 ("Landlord"), a true and accurate copy of which, together with the First Amendment to Lease dated January 28, 1991 and the Second Amendment to Lease dated July 24, 1991, which constitute all amendments to the Lease, has been delivered to Maxwell. Maxwell acknowledges and agrees that this Sublease shall be subject and subordinate to the Master Lease in all respects. If the Master Lease is terminated, then this Sublease shall automatically terminate.

       B. Macy's has entered into a Prior Sublease dated December 1, 1995 with Reebok International, Inc., which sublease the parties thereto intend to terminate by mutual agreement.

II.    Definitions
       -----------

       A.  Common Area: All parking areas, truck ways, entrances, exits, curbs,
           -----------
gutters, loading docks, signs, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, internal roads and other areas and improvements provided for the general use, in common of tenants of the Macy's Parcel, their officers, agents, employees, customers and invitees,

       B.  Common Area Maintenance Cost: Common Area Maintenance Cost shall
           ----------------------------
include, but not be limited to, the cost of small tools and supplies to be utilized for Common Area Maintenance; all cost of policing, security protection, traffic direction, control and regulation of the Common Area; all costs of compliance with governmental environmental requirements affecting the Common Area and arising from the Operation of the Common Area; all premiums for public liability and property damage insurance required to be carried by Landlord to insure the Common Area under the provisions of this Sublease, all personal property taxes on equipment used for Common Area Maintenance; all cost of removing ice and snow from the Common Area; all cost of collecting, cleaning, storage, and removal of rubbish, dirt and debris from the Common Area (other than emptying Occupants' trash receptacles and the cartage of such trash); all costs associated with minor repairs to the parking areas located in the Common Area; all cost for labor, utilities and materials utilized in the maintenance and replacement of the landscaping in the Common Area; all charges for utilities services incurred in connection with Common Area Maintenance, including for the illumination of the Common Area, together with all costs of maintaining and
------------
replacing lighting fixtures in the Common Area; all costs of maintaining and replacing the Common Utility Lines.

       C.  Macy's Parcel: That property covered by the Master Lease and
           -------------
described in Exhibit A attached hereto.

       D.  Maxwell's Proportionate Share:  47.70%.
           -----------------------------

III.   Grant: Premises., Term; Holdover.
       --------------------------------

       A. Macy's, for and in consideration of the rents, covenants and agreements contained in this Sublease, agrees to sublet to Maxwell portions of the premises located at 560 Oak Street, in Brockton, Massachusetts (the "Building"), consisting of the following locations:

              SPACE         SUE (S.F.)        DESCRIPTION
              -----         ----------        -----------

                A            22,150           Platform Area
                B            93,030           1' Level Warehouse Space
                C            93,030           2' Level Warehouse Space
                D             6,300           Maintenance Area

              TOTAL         214,510

(the parcels combined are shown on the attached Exhibit B, and are hereafter referred to as the "Premises").

       B. Maxwell shall have and Macy's hereby grants to Maxwell the right, privilege and easement for the benefit of the Premises and Maxwell and its permittees to use, in common with others, the Common Areas, such use to be for the intended uses and purposes of the Common Areas and the improvements thereon, including ingress and egress and parking and passage, and such other things as are permitted under this Sublease. Maxwell's use of the Common Areas shall be limited to the non-exclusive use for its permittees of parking spaces in the area at the rear of the Building.

       C. Macy's reserves the right to install and maintain within the wall, columns and suspended ceilings of the Premises, wires, pipes, cables, flues, ducts and conduits for ventilation, heating, air conditioning, water, gas, sewer, drains, sprinklers and electricity leading to other portions of the Building and to have access thereto at all reasonable times, after providing reasonable advance notice to Maxwell (except in case of emergency).

       D. The initial term of this Sublease (the *Term") shall be for a period of approximately three (3) years and eight (8) months, commencing on June 1, 1997 and expiring on January 31, 2001, unless earlier terminated as provided in this Sublease, or because the Master Lease has been terminated.

IV.    Rents
       -----

       A. Commencing on June __, 1997, Maxwell agrees to pay to Macy's without demand, on the first day of each month during the Term and thereafter until this Sublease is terminated, without deduction or setoff, monthly rent of $41,998.75 ("Rent"). Rent for any partial month during the Term shall be prorated on a per them basis.

V.     Use of Premises.
       ----------------

       A. Maxwell shall use the Premises solely for the storage and distribution of merchandise. If permitted by law and by the terms of the Master Lease, Maxwell may use the Premises for the light manufacture of merchandise. If
                                                  -----------
at any time Maxwell receives notice from either Macy's or Landlord that
                                                          --------
Maxwell's manufacturing use violates any law or the Master Lease, Maxwell shall immediately discontinue such use. Maxwell shall use the Parking Areas solely for the parking and storage of automobiles and trailers as permitted by Section III B hereof, and for no other purposes whatsoever. Maxwell shall at all times maintain the Premises, the entrances thereto, and the Parking Areas, in a neat, clean and orderly condition and will not permit any accumulation of rubbish in the entrance ways or exterior of the Premises or the Parking Areas. Furthermore, Maxwell shall use the Premises in such a manner so as not to disturb the residential neighbors of the Premises. Maxwell will regulate its trucks to minimize truck traffic at the Premises between 9:00 p.m. and 6:00 a.m. daily.

       B. Maxwell shall have the right to install within the Premises conveyance systems, racking and other fixtures related to a distribution center and may remove such systems at the end of the Term, provided Maxwell repairs prior to the end of the Term all damage to the Premises attributable to the installation, use or removal of such equipment, fixtures and systems. Maxwell shall have the right to install reasonable signs on the exterior of the Demised Premises, provided such signs comply with all applicable laws and regulations. Maxwell shall obtain, at its own cost and expense, all necessary approvals for such signs, including, if necessary, the approval of the Landlord under the Master Lease.

VI.    Assignment and Subletting.   Maxwell may not assign, mortgage or
       -------------------------
hypothecate this

Sublease or the leasehold estate created hereby or any interest therein, nor may Maxwell sublet the Premises or any portion thereof, without in each and every instance obtaining the written consent of Macy's and the Landlord, which consent by Macy's shall not be unreasonably withheld or delayed.

VII.   Utilities.  Maxwell shall reimburse Macy's for the cost of utilities
       ---------
supplied to the Premises during Maxwell's occupancy, within 20 days after receipt by Maxwell of an invoice (with supporting documentation) from Macy's. Maxwell's cost of utilities shall be calculated as follows:

                Electricity: Maxwell shall pay the entire cost of electricity to
                -----------
                the Premises as measured by a check meter provided by Macy's.

                Gas: Maxwell shall pay the entire cost of gas service to the
                ---
                Premises as measured billed by the gas company.

                Water: Maxwell shall pay its Proportionate Share (47.70%) of the
                -----
                water usage at the Building.

VIII.  Additional Rent. Maxwell shall pay to Macy's Maxwell's Proportionate
       ---------------
Share of (i) all taxes assessed against the Macy's Parcel, and (ii) Common Area Maintenance Costs. Such payment shall be made within 20 days after receipt by Maxwell of an invoice (with supporting documentation) from Macy's.

IX.    Damages or Destruction. Maxwell will promptly notify Macy's of any damage
       ----------------------
to, or destruction of, the Premises by fire or other casualty. If greater than ten percent (10%) of the Premises is substantially damaged or destroyed by fire or other casualty, then Maxwell shall have the right to terminate this Sublease, in which case this Sublease shall be deemed terminated as of the date of the fire or casualty and Macy's shall reimburse Maxwell for its proportionate share of any prepaid Rent. Macy's shall have no obligation to repair the Premises or the Building.

X.     Condemnation.  If the Premises is taken in any proceeding by public
       ------------
authority by condemnation or otherwise, or acquired for public or quasi-public Purposes, then this Sublease shall be deemed terminated as of the date of such taking or acquisition, unless Macy's can provide a satisfactory substitute premises that is suitable to Maxwell. In no event shall Maxwell be entitled to all or any portion of any award or damage by reason of such taking or
                                   ------
acquisition of all or any portion of the Premises; provided, however, that Maxwell may pursue an independent claim for any losses it suffers as a result of such taking. Macy's shall have no obligation to repair the Premises or the Building.

XI.    Repairs and Alterations.
       ------------------------

       A. Maxwell shall, at its own expense, keep and maintain the interior of the Premises, HVAC equipment and systems, mechanical equipment, and sprinklers exclusively serving the Premises, in the same condition and repair as they are in as of the Commencement Date of this Sublease. Any repairs required to the interior of the Premises shall be made by Maxwell, at its expense. Macy's shall be under no obligation to make any repairs, alterations, replacements or improvements to and upon the Premises to comply with the Americans with Disabilities Act. Unless caused by Maxwell', its agents' or employees' gross negligence or willful misconduct, Maxwell shall not be responsible for repairing: the exterior of the Building; the roof, HVAC equipment and systems, mechanical equipment and sprinklers not exclusively serving the Premises; or the structural portions of the Building. With respect to the immediately preceding sentence, Macy's shall use reasonable efforts to encourage Landlord to comply with its obligations under the Master Lease to repair same.

       B. Maxwell shall have the right, at its sole cost and expense, to provide security for, the Premises and Building.

XII.   Compliance with Law: Environmental Regulations
       ----------------------------------------------

       A. Maxwell shall, at its own expense, comply with all laws, rules orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which hereafter may be in force, with respect to Maxwell's specific use, occupation or alteration of the Premises, including without limitation, environmental laws and regulations (collectively, "Laws*). Maxwell agrees to indemnify and save Macy's harmless from and against any penalty, damage or charge imposed for any violation by
                              ------
Maxwell, its agents or employees of any of the Laws.

       B. Maxwell shall not cause or permit any hazardous material to be brought upon, stored, or used in or about the Premises, other than standard office and janitorial supplies in such amounts customary for normal uses. Maxwell shall inspect, use, store, generate, and dispose of all hazardous materials or oil in compliance with the Laws and shall cause its agents to comply with such Laws. Maxwell shall not release, or permit to be released by its agents, employees or contractors, on, in, or from the Premises or in connection with Maxwell's use of the Premises, any hazardous material or oil in violation of the Laws. Maxwell shall comply and shall cause its agents to comply with 310 CMR Part 30, relating to the handling, storage, generation, transportation and disposal of hazardous waste. If Maxwell or its agents generate hazardous wastes, then Maxwell shall provide Maxwell's generator number and copies of permits required under 310 CMR Part 30 to Macy's, and shall provide Macy's within seven days of its request thereof, copies of all manifests used for the transportation and disposal of hazardous wastes. Immediately upon discovering a release of hazardous material at the Premises, or a violation of the Laws, Maxwell shall promptly notify Macy's in writing. Maxwell shall be responsible for all costs incurred and all fines assessed in connection with the handling, storage, generation, use, transportation and disposal of hazardous material by Maxwell and its agents as a result of violations of its obligations under this Article X. "Hazardous material" as used herein means any substance defined as hazardous under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) 42 U. S. C. (S)960 1, et seq.; the Massachusetts Contingency Plan, M. G. L. Ch. 2 1 E, (S)2; M. G. L. Ch. 2 1 C; 3 10 CMR Part 30; the Clean Air Act, 42 U. S. C. (S)740 1, et seq. and 40 CFR Parts 50-85; or the Massachusetts Clean Air Act, M.G. L. Ch. 111, (S) 142, et seq. and 3 10 CMR Parts 6-8; or listed in the United States Department of Transportation Hazardous Materials Table, 49 CFR 172. 101, as amended; or listed in the Environmental Protection Agency as a hazardous substance, 40 CFR Part 302, as amended. Maxwell's obligations under this Section shall survive the expiration or termination of this Sublease.

XIII.  Condition of Premises.
       ----------------------

       A. On or before June 30, 1997 (subject to Subsection XXI C hereof), Macy's shall complete "Macy's Work" as described in Exhibit C and deliver possession of the Premises to Maxwell (the actual date of delivery being herein called the "Delivery Date"). Provided Macy's Work is completed in a good and workmanlike manner, Maxwell shall accept the Premises in its "AS IS" condition as of the Delivery Date. Macy's makes no representations, covenants or warranties with respect to the condition of the Premises, except that Macy's Work shall be completed in a good, workmanlike manner. Maxwell has inspected the Premises and the mechanical equipment located therein and is relying on its own inspection with respect to the condition thereof Maxwell may request early entry upon the Premises to commence Maxwell's improvements, fixturing and equipment installation, which early entry shall be subject to Macy's reasonable approval, provided any such early entry shall not interfere with Macy's Work.

       B. Any installation, alteration, construction or modification to the Premises by Maxwell on or for the Premises shall be approved in writing by Macy's prior to commencement of any work. Within 30 days after receiving a complete set of plans for such work from Maxwell, Macy's shall either approve or disapprove such plans.

       C. Macy's reserves the right at any time and from time to time (and after providing Maxwell reasonable advance notice), solely in connection with its maintenance and repair obligation hereunder, to make or permit alterations or additions in or to the Building, and in connection therewith, to close entrances, doors, corridors, elevators and other facilities, all without any liability to Maxwell, its employees, agents or invitees, for any expense, injury, loss, damage, interference or annoyance resulting from any such alteration or addition or any work in connection therewith; provided that Maxwell's use of the Premises, the dimensions or location of the Premises, and Maxwell's access to the Premises are not materially, adversely impaired. Macy's shall use reasonable efforts to minimize the detrimental impact of Macy's work, if any, on Maxwell's use of the Premises.

       D. Macy's represents that it is duly authorized to enter into this Sublease subject to the terms and conditions of the Master Lease. Maxwell acknowledges that Landlord has certain rights of access to the Premises as set forth in the Master Lease, and agrees to allow Landlord to exercise its rights under the Master Lease, provided that Landlord does not materially, adversely interfere with the conduct of Maxwell's business in the Premises and Maxwell is given advance notice of such access in each event.

XIV.       Liens.
           -----

       A.  Maxwell shall not permit any mechanic's or materialman's liens or any
                                                      -------------
other similar lien to attach to the Premises or the Building. If any such lien is filed, then Maxwell shall indemnify Landlord and Macy's for all costs and liabilities arising from such lien. In the event that a foreclosure or other court action is brought to enforce the lien, Maxwell shall promptly cause the lien to be discharged of record at its expense by payment, bond or court order.

       B. All trade fixtures, merchandise, signs and apparatus (as distinguished from permanent leasehold improvements) owned by Maxwell and installed in the Premises shall remain the property of Maxwell and shall be removable at any time during the Term. Maxwell shall repair any damage to the Premises caused by the removal of said fixtures. Any of Maxwell's property not removed by Maxwell within five business days after the end of the Term or earlier termination of this Sublease will be deemed abandoned by Maxwell, in which case Macy's may retain the property, order Maxwell to remove the items or have them removed, all at Maxwell's expense.

XV.    Inspection of Premises.   Maxwell shall permit Landlord, Macy's and their
       ----------------------
authorized representatives, to enter the Premises at reasonable times, upon prior notice (except in the case of emergency), to inspect the Premises and to exhibit the Premises for the purpose of selling or mortgaging the Building, or showing the same to any prospective tenant of the Premises.

XVI.   Macy's Right to Cure.   If Maxwell fails to make any payment or perform
       --------------------
any other obligation that Maxwell is required to do under this Sublease, then Macy's may (but shall not be obligated to) make or perform the same on Maxwell's behalf, without waiving or releasing Maxwell of its obligations under this Sublease; so long as Macy's first provides Maxwell written notice and an opportunity to cure its breach for a period of 20 days. Maxwell shall be liable for all costs incurred by Macy's, together with interest at the rate of one percent (1%) over the prime rate charged from time to time by Chase Manhattan, N.A., New York per annum, which amounts shall be deemed additional rent and shall be due and payable with the next installment of Rent.

XVII.  Indemnification and Insurance.
       -----------------------------

       A. Unless caused by the negligence of Macy's, or its agents, contractors, or employees, Maxwell shall indemnify and save Macy's harmless from all claims, damages, losses, liabilities and expenses in connection with loss of life, bodily or personal injury or property damage, arising from or out of the use or occupancy of the Premises by Maxwell, its employees or agents.

       B. Unless caused by the negligence of Maxwell, or its agents, contractors, or employees, Macy's shall indemnify and save Maxwell harmless from all claims, damages, losses, liabilities and expenses in connection with loss of life, bodily or personal injury or property damage, arising from or out of Macy's use of the Building.

       C. Maxwell agrees to carry throughout the entire Term, at its expense, commercial general liability and property damage insurance, in amounts not less than $3,000,000 combined single limits and an annual aggregate of $3,000,000. All of Maxwell's insurance shall be with companies authorized to do business in Massachusetts and issued by insurance companies reasonably acceptable to Landlord. Maxwell shall provide Macy's with certificates evidencing the existence of such insurance prior to the date of Maxwell's use or occupancy of the Premises, which policies shall name Macy's and Landlord as additional insureds Such policies shall bear endorsements to the effect that the insurer agrees to notify Macy's not less than ten days in advance of any modifications to the coverage or cancellation thereof.

XVIII. Quiet Enjoyment.   Macy's covenants that, upon paying Rent and observing
       ----------------
keeping and performing the covenant, agreements and conditions of this Sublease
                           --------
on this part to be observed, kept and performed, Maxwell shall lawfully and quietly hold, occupy and enjoy the Premises during the Term, without hindrance or molestation of Macy's, subject to the terms and conditions of this Sublease, and subject to the Master Lease.

XIX.   Master Lease.
       ------------

       A. Macy's represents, to the best of its knowledge, that: (a) the Master Lease is in full force and effect; (b) no uncured default exists under the Master Lease; and (c) Macy's has no notice of any condition or event that would impair or prevent Maxwell's use of the Premises or the Parking Areas in accordance with this Sublease. Upon receipt of written request including invoices or proof of payment from Maxwell, Macy's will reimburse Maxwell for any reasonable and directly related costs (but not consequential or incidental damages) that Maxwell incurs as a direct result and solely because of the termination of this Sublease provided that such is triggered by a default of Macy's under the Master Lease.

       B. Maxwell assumes and agrees to be bound by and perform all of the terms, covenants and conditions to be kept, observed and performed by Macy's as tenant under the Master Lease (except with respect to any portion of the premises leased under the Master Lease which are not part of the Premises) accruing on and after the Delivery Date, excluding only the obligation to pay to Landlord directly rent and items constituting Additional Rent under the Master Lease (rent and Additional Rent as stipulated herein being payable to Macy's, who shall be responsible for making payments thereof under the Master Lease to Landlord).

XX.    Surrender of Premises. Upon the expiration of the Term or earlier
       ---------------------
termination of this Sublease, Maxwell will quit and surrender the Premises to Macy's in at least as good a condition as existed upon Maxwell's acceptance of possession of the Premises, wear and tear and damage from casualty excepted.

XIX.   Default.
       --------

       A.  The following shall be deemed defaults of this Sublease:

       1. If Maxwell fails to pay Rent or any amount due from Maxwell under this Sublease when due, and such default continues for five days after receipt of written notice from Macy's of such nonpayment;

       2. If Maxwell fails to perform any of its obligations under this Sublease when due, and such default continues for 30 days after notice from Macy's of such default;

       3.  If Maxwell makes an assignment for the benefit of creditors;

       4. If a voluntary or involuntary petition is filed by or against Maxwell under any law having for its purpose the adjudication of Maxwell a bankrupt, and, if involuntary, a finding is made or an order is entered by the court, that Maxwell is insolvent or unable to meet the debts and obligations of Maxwell as they mature; or

       5. If a receiver is appointed for the property of Maxwell by reason of the insolvency or alleged insolvency of Maxwell, and is not discharged within 60 days.

       B. If any default shall occur and continue beyond the cure period as set forth above, then Macy's may, in addition to exercising any of its legal or equitable remedies, elect to: (1) terminate this Sublease, in which case Maxwell will immediately surrender the Premises to Macy's, provided that Maxwell shall remain liable for all outstanding amounts owed, or (2) reenter the Premises, and remove all persons and property; either by summary eviction proceedings or by any other suitable action or proceeding at law, or by self-help repossess the Premises, without demand or notice, and without being guilty of trespass and without prejudice to any remedy, without terminating this Sublease. If this Sublease is terminated, Macy's may, at its option, relet the Premises or any portion thereof, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Macy's may have incurred in recovering possession of the Premises, including attorneys' fees, and for putting the same into good order or condition, or preparing or altering the same for re-rental, and all other expenses, commissions and charges paid, assumed or incurred by Macy's in or about reletting the Premises, and Maxwell shall remain liable for any deficiency.

XXI.   Miscellaneous.
       -------------

       A.  Limitation of Liability. Unless caused by Macy's negligence or
           -----------------------
willful misconduct, Macy's shall not be liable for, and, to the extent permitted by law, Maxwell hereby releases Macy's and its agents and employees from, any loss of or damage to property of Maxwell or its agents, contractors, employees,
           ------
invitees, or licensees for any injury or damage to persons or property resulting from any cause of whatsoever nature Without limiting the foregoing, unless caused by Macy's negligence or willful misconduct, Macy's shall not be liable for any damage caused by other tenants or persons in the Building, or for damages for Maxwell's property, that is caused by bursting, stoppages, or leaking of water, gas, sewage or steam pipes, flooding, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, ice, frost, steam, excessive heat or cold, broken glass, odor or noise, whether any such loss or damage is caused by or results from the acts of Macy's or other occupants of the Budding. All property belonging to Maxwell or any occupant of the Premises shall be at the risk of Maxwell, and Macy's shall not be liable for loss or damage thereto by reason of theft or misappropriation.

       B.  Notices. Any notice, demand, request for approval or consent or other
           ---------
communication which may be required or given under this Sublease shall be in writing and shall be deemed to have been given when received by United States registered or certified mail, return receipt requested, postage prepaid, or other delivery service where receipt can be verified addressed to Macy's to:

                             c/o Federated Department Stores, Inc.
                             Seven West Seventh Street
                             Cincinnati, OH 45202
                             Attn.: Real Estate Department
with a copy to:

                             Macy's East, Inc.
                             151 West 34th Street
                             New York, NY 10001-2180

or to such address as Macy's may designate by notice to Maxwell in accordance with this Section, and if to Maxwell, to:

                             Maxwell Shoe Company
                             560 Oak Street
                             Brockton, Massachusetts 02401
with a copy to:
                             Maxwell Shoe Company, Inc.
                             101 Sprague Street
                             P.O. Box 37
                             Readville, Massachusetts 02137
or to such other address as Maxwell may, from time to time, designate in writing to Macy's in accordance with this Section.

       C.  Force Majeure.  If either party is delayed, hindered or prevented
           -------------
from performing any act required hereunder because of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of that party, then the performance of that act (other than the payment of Rent or other amounts due) shall be excused for the reasonable period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay provided that if such delay shall last more than fifteen (15) days, then either party may terminate this Sublease by providing written notice to the other. The provisions of this Section shall not operate to excuse Maxwell from prompt payment of Rent or any other payments required by the terms of this Sublease and shall not extend the Term. Delays for failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

       D.  Brokers.  Each party warrants that it has dealt with no broker,
           -------
commission agent, finder or other person or entity with respect to this Sublease, except that Macy's has retained Meredith & Grew, and Maxwell has retained Whittier Partners. Macy's shall be responsible for paying a commission due to Meredith & Grew pursuant to their separate agreement. Maxwell shall be responsible for any commission or other compensation due to Whittier Partners which is not payable by Meredith & Grew pursuant to a co-op arrangement between such brokers. Each party shall indemnify and hold the other party harmless from any claims, actions, damages, costs, expenses and liability whatsoever, including reasonable attorneys' fees, that may arise from any claims for commission or finder's fees in connection with this Sublease or the Premises which is based on any representations, acts or agreements made by the indemnifying party.

       E.  Subordination by Maxwell to Third Parties.  Maxwell agrees that this
           -----------------------------------------
Sublease shall be subordinate to the Master Lease, any existing ground leases, mortgages, conditions, easements, restrictions or encumbrances of record. Maxwell agrees that, upon the request of Macy's or Landlord, it will subordinate this Sublease, in writing, to any present or future ground lease or to the lien of any present or future mortgage to a bank insurance company or similar financial institution that may become necessary or desirable from time to time irrespective of the time of execution of said Sublease or the time of recording of any such mortgage(s). Maxwell shall subordinate this Sublease so long as the holder of any such mortgage or ground lease, or any other person claiming under said mortgage or ground lease, agrees to recognize that this Sublease and the rights of Maxwell, hereunder shall continue in full force and effect and that such rights shall not be expanded, terminated or disturbed unless Maxwell is in default under this Sublease.

       F.  Attornment by Maxwell.  Maxwell agrees that if the mortgagee or the
           ---------------------
holder of any ground lease or any person claiming under said mortgage or ground lease shall succeed to the interest of Macy's in this Sublease, Maxwell shall recognize and attorn to said mortgagee or person as landlord under this Sublease, provided that Macy's successor expressly assumes Macy's obligations under this Sublease and cures any outstanding default. Maxwell agrees that it will, upon the request of Macy's, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect or notice of such subordination. The failure of Maxwell to execute such document or instrument within ten (10) days after Macy's request shall constitute a default by Maxwell under the terms of this Sublease. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

       G.  Accord and Satisfaction.   No payment by Maxwell, or receipt by
           -----------------------
Macy's of a lesser amount than any payment of rent or other charges herein stipulated shall. be deemed to be other than on Maxwell's account and applied to the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Macy's may accept such check or payment without prejudice to Macy's right to recover the balance of such rent or pursue any other remedy provided for in this Sublease or available at law or in equity.

       H.  Entire Sublease. This Sublease contains the entire agreement between
           -----------------
the parties, and there is no other statement, agreement or representation, either oral or written. No present or past dealings or custom between the parties shall. be permitted to contradict or modify the terms hereof. No modification of this Sublease shall be binding unless in writing, signed by all parties.

       I.  Estoppel.   Both parties agree at any time, upon not less than twenty
           --------
(20) days' prior written request, to execute, acknowledge and deliver a written statement certifying that this Sublease is unmodified and in full force and
                                           -----------
effect (or, to the modifications if applicable), the dates to which Rent and other charges have been paid pursuant to this Sublease, and such other certification concerning the Sublease as may be reasonably requested. Both parties further agree that said statement may be relied upon by any prospective purchase mortgagee or purchaser of the Premises.

       J.  Interpretation; Severability.  The laws of the Commonwealth of
           ----------------------------
Massachusetts shall govern the validity, performance and enforcement of this Sublease. As used herein, the word "including" is not limiting. If any part of this Sublease shall, be adjudged by any court of competent jurisdiction to be invalid, such judgment shall, not affect or impair any other provision.

       K.  Recording.  This Sublease shall not be recorded.
           ---------

       L.  Section Headings.  The section headings contained herein are for
           ----------------
convenience only and do not define, limit, construe or amplify the contents of such sections.

       M.  Successors and Assigns.  The conditions, covenants and agreements
           ----------------------
contained in this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. All covenants and agreements of this Sublease shall run, with the land.

       N.  Authority.  Each party and the individual(s) executing this Sublease
           ---------
on its behalf represent and warrant to the other party that such individual(s) have full right, power and authority to execute this Sublease on behalf of the party indicated and, if such party is a corporation, that such corporation has full corporate power and authority to enter into this Sublease and has taken all corporate action necessary to carry out the transaction contemplated hereby, so that when executed this Sublease constitutes a valid and binding obligation enforceable against such corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed by their officers thereunto duly authorized, and their corporate seals to be hereunto affixed, the day and year first above written.

Signed and acknowledged
in the presence of:                   MACY'S EAST, INC.


                                      By:
------------------------------------     --------------------------------
Print Name: Mary Ann Stumpf

------------------------------------
Print Name:  Elizabeth J. Haass



Signed and acknowledge
in the presence of:                   MAXWELL SHOE COMPANY, INC.


                                      By:
------------------------------------     ---------------------------------
Print Name:  John Kelly                     Maxwell V. Blum
                                            Chairman, Chief Executive Officer



------------------------------------
Print Name: Elaine Linski

STATE OF OHIO
COUNTY OF HAMILTON
BE IT REMEMBERED, that on this 10th day of June 1997, before me, the subscriber, a Notary Public in and for said county, personally came the above named MACY'S EAST, INC., an Ohio corporation, by Robert C. Seppelt, its Vice President, duly authorized by the Board of Directors of the Corporation, acknowledged the signing of the foregoing sublease to be his/her voluntary act and deed for and as the act and deed of the Corporation, for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my office seal, on June 10, 1997.



                              -----------------------------------
                              Notary Public   ELIZABETH J. HAASS


COMMONWEALTH OF             )
                            )      SS.
COUNTY OF Suffolk           )

     BE IT REMEMBERED, that on this 5 day of June, 1997, before me, the subscriber, a Notary Public in and for said county, personally came the above named MAXWELL SHOE COMPANY, INC., by Maxwell B. Blum , its Chairman, CEO duly authorized by the Board of Directors of the Corporation, acknowledged the signing of the foregoing sublease to be his/her voluntary act and deed for and as the act and deed of the Corporation, for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my office seal, on June 5, 1997.



                              ---------------------------------
                              Notary

COMMONWEALTH OF MASSACHUSETTS     )
                                  )SS.
COUNTY OF _____________________   )


     BE IT REMEMBERED, that on this ______ day of _______________, 1997, before me, the subscriber, a Notary Public in and for said county, personally came the above named JOHN H. FINLEY, III, as Trustee for Brockton Oak Real Estate Trust, duly authorized by the Board of Directors of the Corporation, acknowledged the signing of the foregoing sublease to be his voluntary act and deed for and as the act and deed of the Corporation, for the uses and purposes therein mentioned.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my
                                                         ----
office seal, on _________________, 1997.


                              ------------------------------
                              Notary Public

                                   Exhibit C



                                  Macy's Work


1.  Erect demising walls for the Premises.

2.  Secure elevator openings to adjacent space.

3.  Install electricity check meter.

4.  Remove Cafeteria fixtures and equipment.

5. Deliver Premises in broom clean condition, with all lighting, heating units and loading doors in operating condition.